Exhibit 3.7

UNIVERSAL AMERICAN CORP.

AMENDED AND RESTATED BY-LAWS

Effective November 19, 2008

Incorporated under the Laws of the

State of New York

UNIVERSAL AMERICAN CORP.

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AMENDED AND RESTATED

BY-LAWS

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ARTICLE I

OFFICES

        Section 1. The principal office of the corporation shall be located in the Village of Rye Brook, County of Westchester, and State of New York. The corporation may also have offices at such other places within or without the State of New York as the Board may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

        Section 1. All meetings of the stockholders for the election of directors shall be held at the principal office of the corporation or at such other place within or without the State of New York as the Board of Directors shall authorize and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of New York, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

        Section 2. Annual meetings of stockholders shall be held on the second Tuesday of April if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 A.M., or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting at which they shall elect a Board of Directors, and transact such other business as may properly be brought before the meeting.

        Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

        Section 4. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

        Section 5. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the Chairman of the Board or the president and shall be called by the Chairman of the Board or the president or secretary at the request in writing of a majority of the Board of Directors, or at the request of stockholders owning fifty (50%) percent of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

        Section 6. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

        Section 7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

        Section 8. The holders of fifty percent of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

        Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

        Section 10. Unless otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

ARTICLE III

DIRECTORS

       Section 1. The number of directors which shall constitute the whole Board shall be not less than one (1) nor more than fourteen (14). Within the limit above specified, the number of directors shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

        Section 2. Each director shall serve until his successor shall have been duly elected and qualified, unless he shall resign, become disqualified, disabled or shall otherwise be removed. Whenever a vacancy occurs on the Board of Directors, a majority of the remaining directors have the power to fill the vacancy by electing a successor director to fill that portion of the unexpired term resulting from the vacancy.

        Directors elected, whether by the Board of Directors or by the stockholders, to fill a vacancy, subject to the foregoing, shall hold office for a term expiring at the next annual meeting.

        Section 3. The business of the corporation shall be managed by its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

MEETINGS OF THE BOARD OF DIRECTORS

        Section 4. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of New York.

        Section 5. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all the directors.

       Section 6. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

       Section 7. Special meetings of the Board may be called by the chairman of the Board, president or a majority (50%) of the directors then in office on five days’ notice (or a shorter period, if waived by all members of the Board) to each director, either personally or by mail or by telegram; special meetings shall be called by the chairman of the Board or the president or the secretary in like manner and on like notice on the written request of two directors.

       Section 8. Except as provided in the next sentence, at all meetings of the Board, a majority of the directors currently in office shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. To the extent that the Certificate of Incorporation requires more than a majority for the transaction of business, e (7) of the directors shall constitute a quorum. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

        Section 9. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

          Section 10.

(a)           Definitions.

The definitions of terms in this Section 10 shall apply only to Section 10.

An “Affiliate” of a specified person or entity is a person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such specified person or entity; provided, however, that, for purposes of the definition of Related Person, no Portfolio Company shall be deemed to be a Related Person unless one or more Investor Funds directly or indirectly owns a majority of the Voting Power Outstanding of such Portfolio Company.

The “Board” refers to the Board of Directors of UAM.

The “Company” refers to UAM and its wholly-owned subsidiaries.

The “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.

An “Executive Officer” is the principal executive and financial officers of UAM, any senior vice president of a principal business unit, division or function (such as sales, administration or finance) of UAM, or any officer of UAM who performs a policy making function for UAM. Executive officers of subsidiaries of UAM may be deemed to be Executive Officers if they perform policy making functions for UAM.

An “Independent Director” is a director of UAM who, with respect to any particular Related Person Transaction being considered, (i) is not a party to such transaction, (ii) is not an Affiliate of any other corporation, partnership, association or other organization that is entering into the Related Person Transaction (other than the Company), and (iii) does not have a material interest in the Related Person Transaction (other than in his or her capacity as a director of UAM) that is different in any material respect than the interest of UAM and its stockholders generally with respect to such Related Person Transaction.

An “Investor Fund” means, each of the following only so long as such entity owns of record or beneficially (as defined under Section 13 of the Exchange Act, and the rules promulgated thereunder, but other than beneficial ownership solely by reason of the Stockholders Agreement) more than five percent of the Voting Power Outstanding of UAM:  Capital Z Financial Services Fund II, L.P., Capital Z Financial Services Private Fund II, L.P., Union Square Universal Partners, L.P., Lee-Universal Holdings, LLC, Perry Partners, L.P., Perry Partners International, Inc., Perry Commitment Fund, L.P., Perry Commitment Master Fund, L.P., Perry Private Opportunities Fund, L.P. Perry Private Opportunities Offshore Fund, L.P., Welsh, Carson, Anderson & Stowe IX, L.P., Welsh, Carson, Anderson & Stowe X, L.P. or any other investment partnership Affiliated with any of the foregoing.

A “Portfolio Company” is any company (other than UAM and its subsidiaries) that is an Affiliate of any Investor Fund.

A “Public Stockholder” refers to a stockholder who is not (i) an officer or a director UAM, or (ii) the owner of five percent or more of the Voting Power Outstanding of UAM and who has an agreement with UAM entitling that stockholder to designate one or more directors to the Board.

A “Related Person” is:

1.             any director or Executive Officer of UAM;

2.             any nominee for director (if disclosure is provided in a proxy or information statement relating to the election of directors) of UAM;

3.             any stockholder of UAM who is known to the Board to own of record or beneficially (as defined under Section 13 of the Exchange Act and the rules promulgated thereunder) more than five percent of the Voting Power Outstanding of UAM;

4.             any immediate family member of the foregoing persons, which includes any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, or any person (other than a tenant, employee or guest) generally sharing the household of such person;

5.             any person or entity known to the Board to be an Affiliate of any person listed in 1, 2, 3 or 4 above; or

6.             any person or entity that proposes to enter into a financial transaction, arrangement or relationship with the Company if the Board or a committee or subcommittee thereof determines that such transaction would require disclosure under Item 404 of Regulation S-K of the rules promulgated pursuant to the Exchange Act.

A “Related Person Transaction” is any transaction or arrangement, or any series of similar transactions or arrangements (or any material modification or material amendment of any such transaction or arrangement or any waiver with respect to any material matter under such transaction or arrangement), in which the Company is a party and a Related Person is a party thereto or has a direct or indirect material interest therein, other than:

1.             compensation arrangements, including salary, commissions, and bonuses (whether in the form of cash or equity awards), for Executive Officers, employees or consultants (other than a director or nominee for election as a director) for their services as have been approved by UAM’s compensation committee, and employee benefits regularly provided under plans and programs generally available to employees, provided, however, that personal benefits (other than de minimis benefits) from the use of Company-owned or Company-provided assets not used primarily for Company business purposes (“perquisites”), are considered to be a Related Person Transaction;

2.             use of property, equipment or other assets owned or provided by the Company, including aircraft, vehicles, housing and computer or telephonic equipment, by a Related Person primarily for Company business purposes, so long as such use does not violate any policies of the Company regarding such use;

3.             reimbursement of business expenses incurred by a director or officer of the Company in the performance of his or her duties and approved for reimbursement by the Company in accordance with the Company’s customary or published policies and practices;

4.             compensation, indemnification or advancement arrangements for non-employee directors for their services as such have been approved by the Board or a committee or subcommittee thereof;

5.             transactions and arrangements between the Company and any Portfolio Company, provided that such transaction or arrangement between the Company and such Portfolio Company is in the ordinary course of business and not an extraordinary transaction, and is offered to or provided by the Company on terms and conditions in all material respects consistent with those that the Company generally offers to its customers and suppliers that are not Affiliates for comparable transactions or arrangements;

6.             transactions and arrangements involving the expenditure (or future expenditure) of less than $25,000 when aggregated with all similar transactions and arrangements;

7.             the issuance of common stock or other securities pursuant to any stock split, stock dividend or the like effected by UAM, so long as the issuance of such common stock or other securities is made on the same basis to all holders of a class of UAM’s securities;

8.             the acquisition by the Company of its common stock or other securities (i) pursuant to a public tender offer, (ii) in accordance with the provisions of Rule 10b-18 of the rules promulgated under the Exchange Act, or (iii) in a private transaction, provided that the private transaction relates to the acquisition by the Company of a security that is publicly-traded on an exchange and provided further that the price per share (or per unit) is no greater than the closing price of such security on the trading day immediately before the consummation of such transaction;

9.             the acquisition of common stock or other securities as a result of the exercise, exchange or conversion of UAM’s then-outstanding securities, including options to purchase UAM’s common stock issued pursuant to its 1998 Incentive Compensation Plan, as amended, or any successor plan;

10.           the acquisition of Company securities in connection with a “bona fide private financing” (as defined in (b) hereof) to multiple purchasers (the majority of whom, by amount purchased, are not Related Persons); and

11.           any arrangements or obligations of either the Company or any Related Person under or arising from (i) that certain Registration Rights Agreement, dated July 30, 1999, among UAM, Capital Z Financial Services Fund II, L.P., Wand/Universal American Investments L.P. I., Wand/Universal American Investments L.P. II, Chase Equity Associates, L.P., Richard A. Barasch and others; (ii) that certain Shareholders Agreement dated July 30, 1999, among UAM, Capital Z Financial Services Fund II, L.P., UAFC, L.P., AAM Capital Partners, L.P., Chase Equity Associates, L.P., Richard A. Barasch and others; (iii) that certain Agreement and Plan of Merger and Reorganization, dated as of May 7, 2007, among UAM, MH Acquisition I Corp., MH Acquisition II LLC, MHRX LLC, Memberhealth, Inc. and the shareholder representative named therein and the Escrow Agreement, dated as of September 18, 2007, entered into in connection therewith; (iv)

that certain Stage 1 Securities Purchase Agreement dated May 7, 2007 among UAM, Lee-Universal Holdings, LLC, Welsh, Carson, Anderson & Stowe X, L.P., Union Square Universal Partners, L.P., Perry Partners, L.P., Perry Partners International, Inc., Perry Commitment Fund, L.P. and Perry Commitment Master Fund, L.P. and the Registration Rights Agreement, dated as of May 7, 2007, entered into in connection therewith; and (v) that certain Stage 2 Securities Purchase Agreement dated May 7, 2007 among UAM, Lee-Universal Holdings, LLC, Welsh, Carson, Anderson & Stowe X, L.P., Union Square Universal Partners, L.P., Perry Partners, L.P., Perry Partners International, Inc., Perry Commitment Fund, L.P. and Perry Commitment Master Fund, L.P. and the Stockholders’ Agreement, dated as of September 21, 2007, entered into in connection therewith (the “Stockholders Agreement”); each of (i) through (v) as in effect as of December 31, 2007.

“UAM” means the Corporation.

“Voting Power Outstanding” means, with respect to any entity, the aggregate number of votes that may be cast by holders of those securities outstanding that entitle the holders thereof to vote generally for the election of directors of such entity and to vote generally on other matters generally submitted to the holders of such entity’s voting equity securities for a vote.

(b)           Approval of Related Person Transactions.

A Related Person or the principal executive officer or principal financial officer or the Chief Ethics Officer of UAM shall present, as soon as practicable, all Related Person Transactions for the review and approval of a majority of an ad hoc committee of three or more members of the Board created solely for the purpose of such review (such ad hoc committee, the “Special Transactions Committee”). Each member of the Special Transactions Committee shall be appointed by the Board and each member shall be an Independent Director. If no Special Transactions Committee can be constituted in time to consider a Related Person Transaction, all members of the Board’s audit committee who are Independent Directors may act in place of a Special Transactions Committee, and all references in this subsection (b) to the Special Transactions Committee shall include the Board’s audit committee when it acts as the Special Transactions Committee.

The members of the Special Transactions Committee shall only approve a Related Person Transaction if the members determine that such transaction is in the best interest of UAM after taking into account all factors and considerations that they may deem appropriate. Such a determination shall, if applicable, include the following factors and considerations:

1.             whether the Related Person Transaction is on terms comparable to those that could be obtained through arm’s-length dealings with an unrelated party;

2.             relevant details about the Related Person’s interest in the Related Person Transaction;

3.             the benefits of the Related Person Transaction to the Company, the business justification for the Related Person Transaction, and the degree to which the Related Person Transaction is reasonable in light of any alternatives to the proposed Related Person Transaction that the Special Transactions Committee reasonably believes are available to the Company;

4.             whether the Related Person Transaction arises in the ordinary course of the Company’s business; and

5.             the effect of the Related Person Transaction on UAM’s business and operations, including on UAM’s internal control over financial reporting and system of disclosure controls or procedures.

To the extent that a Related Person Transaction involves a purchase or sale to or from a Related Person of securities which would account for five percent or more of the Voting Power Outstanding of UAM, UAM shall use its reasonable best efforts to obtain an opinion from a reputable investment banker as to the fairness, from a financial point of view, to UAM of the price, unless

1.             such transaction involves a public offering by the Company for cash, or a “bona fide private financing” (as defined under Section 312.04 of the New York Stock Exchange’s Listed Company Manual), if such financing involves a sale of common stock, for cash, at a price at least as great as each of the book and market value of UAM’s common stock, or of securities convertible into or exercisable for common stock, for cash, if the conversion or exercise price is at least as great as each of the book and market value of UAM’s common stock, or

2.             the members of the Board whose responsibility it is to consider a Related Person Transaction as identified above, determine in good faith that there is a reasonable likelihood that the delay or expense involved in seeking or securing such an opinion would result in a material adverse effect on the financial condition of the Company.

The Special Transactions Committee shall have the power to retain such advisors (including investment bankers to render a fairness opinion) as it deems, in its discretion, necessary to evaluate any Related Person Transaction. UAM shall provide all necessary funds to allow for the retention of such advisors.

(c)           Amendment of Section 10.

Prior to December 31, 2011, any alteration, amendment, or repeal of this Section may be made only if

1.             such alteration, amendment, or repeal has been approved by the requisite number of votes or consents of UAM’s stockholders or directors necessary to amend any UAM by-law generally, and

2.             such alteration, amendment, or repeal has been approved by the votes cast by at least a majority of the votes cast by the Public Stockholders casting votes on such matter.

COMMITTEES OF DIRECTORS

        Section 11. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

        The corporation shall have an audit committee and a compensation committee. Capital Z Financial Services Fund II, L.P. (“Capital Z”) shall be entitled to appoint a member to all committees of the Board of Directors for so long as Capital Z continues to own at least ten percent of the corporation’s outstanding common stock.

        Section 12. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

COMPENSATION OF DIRECTORS

        Section 13. Unless otherwise restricted by the certificate of incorporation, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

        Section 14.

(a)           Definitions

The definitions of terms in this Section 14 shall apply only to Section 14.

The “Board” refers to the Board of Directors of the Company.

“CMS” refers to the Center for Medicare and Medicaid Services (or any successor thereto).

A “CMS Bid” refers to a contract bid for Medicare’s Part D program submitted to CMS in respect of any fiscal year by MemberHealth.

“MemberHealth” refers to MemberHealth, LLC, a wholly-owned subsidiary of the Company.

“MemberHealth CMS Committee” refers to an ad hoc committee of officers and directors of the Company consisting of the following individuals:

1.             the Chief Executive Officer of the Company,

2.             the Chief Financial Officer of the Company,

3.             the Chief Actuarial Officer of the Company and

4.             one or more members of the Board designated for this purpose by a majority of the members of the Board who are not officers or employees of the Company or MemberHealth.

(b)           Approval of MemberHealth CMS Bids

Prior to the submission of any CMS Bid to CMS, MemberHealth shall present a draft of the CMS Bid to the MemberHealth CMS Committee for its review by the members of the MemberHealth CMS Committee. The members of the MemberHealth CMS Committee shall review the CMS Bid in order to determine whether the CMS Bid is appropriate and in the best interests of the Company, after taking into account all factors and considerations that they may deem relevant, including, but not limited to, members’ risk scores and inflation factor assumptions.

If, after taking into account all factors and consideration that they deem relevant, the members of the MemberHealth CMS Committee determine that the CMS Bid is appropriate and in the best interest of the Company, the MemberHealth CMS Committee shall direct the appropriate officers of MemberHealth to submit the CMS Bid to CMS. If, after taking into account all factors and considerations that they deem relevant, the members of the MemberHealth CMS Committee determine that the CMS Bid is not appropriate or otherwise not in the best interests of the Company in the form presented to the MemberHealth CMS Committee, then the MemberHealth CMS Committee shall either

1.                                       provide the appropriate officers of MemberHealth with such changes to the CMS Bid as the MemberHealth CMS Committee shall deem appropriate and direct the appropriate officers of MemberHealth to submit the CMS Bid to CMS after the incorporation of such changes, or

2.                                       require MemberHealth to formulate a revised CMS Bid for re-submission to the MemberHealth CMS Committee for its review as to whether MemberHealth should submit such CMS Bid to CMS, further revise it, or not proceed further.

The MemberHealth CMS Committee shall have the authority to rely on the advice of such professional advisors (including third-party actuarial service providers) as it deems, in its discretion, necessary to evaluate any proposed CMS Bid.

The MemberHealth CMS Committee shall keep formal records of final determinations made by the MemberHealth CMS Committee concerning CMS Bids, and the basis for such determinations.

(c)           Amendment of Section 14

Prior to December 31, 2011, any alteration, amendment, or repeal of this Section 14 may be made only if such alternation, amendment, or repeal has been approved by at least two-thirds (2/3rds) of the members of the Board.

ARTICLE IV

NOTICES

        Section 1. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

        Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE V

OFFICERS

        Section 1. The officers of the corporation shall be chosen by the Board of Directors and there shall be a chairman of the Board of Directors, a president, a vice president, a secretary and a treasurer. The Board of Directors may also choose additional vice presidents, and one or more assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the certificate of incorporation or these by-laws otherwise provide. The chairman emeritus of the Board of Directors (if any) shall not be an officer of the Company.

        Section 2. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a chairman of the Board of Directors, a president, one or more vice presidents, a secretary and a treasurer.

        Section 3. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

        Section 4. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

        Section 5. The officers of the corporation shall hold office until their successors are chosen and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

CHAIRMAN OF THE BOARD

        Section 6. The Chairman of the Board of Directors shall preside at all meetings of stockholders and directors.

THE PRESIDENT

        Section 7. The president shall be the Chief Executive Officer of the corporation. In the absence of the Chairman of the Board of Directors and the Vice Chairman of the Board of Directors, the president shall preside at all meetings of the stockholders and the Board of Directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.

        The president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

THE TREASURER AND ASSISTANT TREASURERS

        Section 8. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

        Section 9. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the chairman of the board or the president and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, on account of all his transactions as treasurer and of the financial condition of the corporation.

        Section 10. If required by the Board of Directors, he shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

ARTICLE VI

INDEMNIFICATION

        Section 1. To the fullest extent permitted by law, the corporation shall indemnify any person made, or threatened to be made, a party to any action or proceeding (formal or informal), whether civil, criminal, administrative or investigative and whether by or in the right of the corporation or otherwise, by reason of the fact that such person, such person’s testator or intestate, is or was a director, officer or employee of the corporation, or of any subsidiary or affiliate of the corporation, or served any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of the corporation, against all loss and expense including, without limiting the generality of the foregoing, judgments, fines (including excise taxes), amounts paid in settlement and attorneys’ fees and disbursements actually and necessarily incurred as a result of such action or proceeding, or any appeal therefrom, and all legal fees and expenses incurred in successfully asserting a claim for indemnification pursuant to this Article VI; provided, however, that no indemnification may be made to or on behalf of any director, officer or employee if a judgment or other final adjudication adverse to the director, officer or employee establishes that such person’s acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that such person personally gained in fact a financial profit or other advantage to which such person was not legally entitled.

        In any case in which a director, officer or employee of the corporation (or a representative of the estate of such director, officer or employee) requests indemnification, upon such person’s request, the Board of Directors shall meet within 60 days thereof to determine whether such person is eligible for indemnification in accordance with the standard set forth above. Such person claiming indemnification shall be entitled to indemnification upon a determination that no judgment or other final adjudication adverse to such person has established that such person’s acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that such person personally gained in fact a financial profit or other advantage to which such person was not legally entitled. Such determination shall be made:

(a)       by the Board of Directors acting by a quorum consisting of directors who are not parties to the action or proceeding in respect of which indemnification is sought; or

(b)       if such quorum is unobtainable or if directed by such quorum, then by either (i) the Board of Directors upon the opinion in writing of independent legal counsel that indemnification is proper in the circumstances because such person is eligible for indemnification in accordance with the standard set forth above, or (ii) by the stockholders upon a finding that such person is eligible for indemnification in accordance with the standard set forth above. Notwithstanding the foregoing, a determination of eligibility for indemnification may be made in any manner permitted by law.

        To the fullest extent permitted by law, the corporation shall promptly advance to any person made, or threatened to be made, a party to any action or proceeding (formal or informal), whether civil, criminal, administrative or investigative and whether by or in the right of the corporation or otherwise, by reason of the fact that such person, such person’s testator or intestate, is or was a director or officer of the corporation, or of any subsidiary or affiliate of the corporation, or served any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of the corporation, all expenses incurred by such person in defending such actions or proceedings, upon request of such person and receipt by the corporation of an undertaking by or on behalf of such person to repay amounts advanced to the extent that it is ultimately determined that such person was not eligible for indemnification in accordance with the standard set forth above.

        The foregoing provisions of this Article VI shall be deemed to be a contract between the corporation and each director, officer or employee of the corporation, or its subsidiaries or affiliates, and any modification or repeal of this Article VI or such provisions of the New York Business Corporation Law shall not diminish any rights or obligations existing prior to such modification or repeal with respect to any action or proceeding theretofore or thereafter brought; provided, however, that the right of indemnification provided in this Article VI shall not be deemed exclusive of any other rights to which any director, officer or employee of the corporation may now be or hereafter become entitled apart from this Article VI or under any applicable law including the New York Business Corporation Law. Irrespective of the provisions of this Article VI, the Board of Directors may, at any time or from time to time, approve indemnification and advancement of expenses of directors, officers, employees or agents to the full extent permitted by the New York Business Corporation Law at the time in effect, whether on account of past or future actions or transactions. Notwithstanding the foregoing, the corporation shall enter into such additional contracts providing for indemnification and advancement of expenses with directors, officers, or employees of the corporation or its subsidiaries or affiliates as the Board of Directors shall authorize, provided that the terms of any such contract shall be consistent with the provisions of the New York Business Corporation Law.

        As used in this Article VI, the term “employee” shall include, without limitation, any employee, including any professionally licensed employee, of the corporation. Such term shall also include, without limitation, any employee, including any professionally licensed employee, of a subsidiary or affiliate of the corporation who is acting on behalf of the corporation.

        The indemnification provided by this Article VI shall be limited with respect to directors, officers and controlling persons to the extent provided in any undertaking entered into by the corporation or its subsidiaries or affiliates, as required by the Securities and Exchange Commission pursuant to any rule or regulation of the Securities and Exchange Commission now or hereafter in effect.

        If any action with respect to indemnification of directors or officers is taken by way of amendment to these By-Laws, resolution of the Board of Directors or by separate agreement, then the corporation shall give such notice to the stockholders as is required by law.

        If any provision of this Article VI shall be found to be invalid or limited in application by reason of any law, regulation or proceeding, it shall not affect any other provision or the validity of the remaining provisions hereof.

        The provisions of this Article VI shall be applicable to claims, actions, suits or proceedings made, commenced or pending after the adoption hereof, whether arising from acts or omissions to act occurring before or after the adoption hereof.

        Section 2. The corporation may purchase and maintain insurance on behalf of any person described in this Article VI against any liability which may be asserted against such person whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article VI or otherwise.

ARTICLE VII

CERTIFICATES OF STOCK

        Section 1. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by the chairman of the board, the president or a vice-president and the treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation.

        Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.

        If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as may otherwise be provided by the New York Business Corporation Law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

        Section 2. When a certificate is countersigned, (1) by a transfer agent other than the corporation or its employee, or (2) by a registrar other than the corporation or its employee, any other signature on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

LOST CERTIFICATES

        Section 3. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

TRANSFERS OF STOCK

        Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

FIXING RECORD DATE

        Section 5. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

REGISTERED STOCKHOLDERS

        Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of New York.

ARTICLE VIII

GENERAL PROVISIONS

DIVIDENDS

        Section 1. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

        Section 2. Before payment of any dividend, there may be set aside out of the funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

ANNUAL STATEMENT

        Section 3. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

CHECKS

        Section 4. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

FISCAL YEAR

        Section 5. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

CORPORATE SEAL

        Section 6. The seal of the corporation shall be circular in form and bear the name of the corporation, the year of its organization and the words “Corporate Seal, New York.” The seal may be used by causing it to be impressed directly on the instrument or writing to be sealed, or upon adhesive substance affixed thereto. The seal on the certificate for shares or on any corporate obligation for the payment of money may be a facsimile, engraved or printed.

ARTICLE IX

AMENDMENTS

        Section 1. These by-laws may be altered, amended or repealed or new by-laws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the certificate of incorporation, at any regular meeting of the stockholders or of the Board of Directors, or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new by-laws be contained in the notice of such special meeting.